"EFFECTIVE DATE 1/6/10"

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF

Delaware

"THIS STOCK CERTIFICATE HAS BEEN SOLD BY THE COMPANY IN RELIANCE UPON THE AVAILABILITY OF THE PROVISIONS OF REGULATION S ADOPTED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. AS SUCH, THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN THE UNITED STATES. THE COMPANY RESERVES THE RIGHT TO REFUSE TO REGISTER ANY TRANSFER NOT MADE IN ACCORDANCE WITH REGULATION S."

NUMBER

0100

SHARES

1,500,000

Eco-Friendly Power Technologies Corp.

AUTHORIZED COMMON STOCK: 150,000,000 SHARES
PAR VALUE: $.0001

THIS CERTIFIES THAT

MORDECHAI GAFNI

Is The Record Holder Of ***ONE MILLION FIVE HUNDRED THOUSAND***

Shares of Eco-Friendly Power Technologies Corp. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: APRIL 29, 2010

PRESIDENT

SECRETARY

CORPORATE SEAL
Delaware

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned & Registered

Countersigned and Registered
Nevada Agency and Transfer Company
50 West Liberty Street • Suite 880 • Reno, Nevada 89501

By: ______________
Authorized Signature